CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



To the Board of Directors and Shareholders
of Jump'n Jax, Inc.
3270 South 1100 West
South Salt Lake City, UT  84119


We hereby consent to the inclusion by reference of our audit report dated February 22, 2005, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Jump'n Jax, Inc. for the year ended December 31, 2004, and to all references to our firm included in this Registration Statement on Form S-8.




/s/ HJ & Associates, LLC
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Salt Lake City, Utah
May 31, 2005